EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 2,500,000 shares of Commerce Energy Group, Inc. common stock of our report dated October 22, 2004, with respect to the consolidated financial statements of Commerce Energy Group, Inc. included in its Annual Report (Form 10-K File No. 001-32239) for the year ended July 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
Orange County, California
July 12, 2005